Press Release

Friday February 11, 2005

SOURCE: (PK: CKPI- NEWS)

Cedric Kushner Promotions, Inc. Reaches Agreement on Principal Terms and Conditions for Retirement of Debt with Largest Debt Holders

NEW YORK-- (BUSINESS  WIRE)--February 11, 2005--Cedric Kushner Promotions,  Inc.
(CKP) (PK: CKPI - news) announced today that it has reached an agreement with its largest debt holders to retire and forgive indebtedness, terminate a consulting agreement and terminate and release liens on its boxing video library. The agreement with Livingston Investments, LLC and Mackin Charitable Remainder Trust will eliminate approximately $3,500,000 of debt and obligations of CKP, including approximately $800,000 of future obligations. Livingston and Mackin shall receive, in addition to cash consideration, an aggregate of 800,000 shares of common stock and a warrant to purchase shares of Common Stock of the Company, vesting with respect to 1,500,000 shares of Common Stock annually over a 5 year period commencing in 2006. The warrants have an exercise price of $.10 per share. The shares and warrants will be unregistered and the shares as well as the shares underlying the warrants shall have the benefit of "piggy-back" registration rights and other rights subject to vesting. The parties shall also enter into an exclusive licensing agreement regarding the licensing of certain electronic media rights to boxing libraries owned by CKP outside of the United States. The parties have executed a binding term sheet reflecting their agreements, which will be amplified by the execution and delivery of definitive agreements by the parties.

"This is a dramatically positive development for CKP and its shareholders," comments James DiLorenzo, Vice President of CKP. "Upon completion of this transaction, CKP's balance sheet will be markedly improved, key assets will be unencumbered and the Company will be better positioned for future growth. We consider this to be a strong endorsement of CKP by Livingston and Mackin. We believe that their agreement to convert debt to equity demonstrates in the most powerful way a belief in our future prospects."


About Cedric Kushner Promotions, Inc.

     CKP promotes world-class professional boxers. In addition to its promotional activities, CKP produces and syndicates boxing programming for distribution worldwide. A steady program supplier to the world's leading television networks, the company promotes events televised worldwide.

About Ckrush Entertainment, Inc.

     Ckrush Entertainment, Inc. was formed in 2004 by Cedric Kushner Promotions, Inc. with a focus on filmed and television entertainment. Ckrush is currently developing a number of projects in the film and television category. Ckrush is a wholly owned subsidiary of Cedric Kushner Promotions, Inc. (PK: CKPI).

Forward Looking Statements

     This  release  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Exchange Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. ###

Contact:
Cedric Kushner Promotions, Inc.
New York
James DiLorenzo
Executive Vice President
212-755-1944